DEED OF TRUST

THIS DEED OF TRUST is made this 1st day of July 2021 between Stratus Capital Corporation (the "Grantor"), whose address is 8480 East Orchard Road, Ste. 1100, Greenwood Village Colorado 80111; and the Public Trustee of the County in which the Property (see paragraph 1) is situated ("Trustee"); for the benefit of Richard & Reagan Dean Family Partnership, a Colorado Limited Liability Partnership, or successors or assigns ("Beneficiary"), whose address is to be confirmed by Beneficiary.

Grantor and Beneficiary covenant and agree as follows:

1. **Property in Trust**. Grantor, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following described property ("Property") located in the county of Grand, State of Colorado:

SEE ATTACHED ADDENDUM "A", INCORPORATED HEREIN BY THIS REFERENCE

which has the following address: **SEE ATTACHED ADDENDUM "A"** ("Property Address").

2. **Note; Other Obligations Secured**. This Deed of Trust is given to secure to Beneficiary:

A. the repayment of the indebtedness evidenced by that certain Promissory Note ("Note") between Grantor and Beneficiary as Lender there under, dated June 1, 2021, in the principal sum of one million two hundred sixty thousand and no/100s U.S. Dollars ($1,260,000.00), together with other terms set forth therein. Borrower's has the right to prepay the principal amount outstanding under said Note, in whole or in part, at any time without penalty.

B. the payment of all other sums, with interest thereon as provided in paragraph 5 below, disbursed by Beneficiary in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

C. the performance of the covenants and agreements of Beneficiary and Grantor herein contained.

3. **Title**. Grantor covenants that Grantor owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded declarations, restrictions, reservations, deeds and covenants, if any, as of this date, and except all liens, covenants and/or other encumbrances of record or in existence, if any, as of this date.

4. **Payment of Principal and Interest**. Grantor covenants that Borrower's shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note and shall perform all of Borrower's other covenants contained in the Note.

5. **Application of Payments**. All payments received by Beneficiary under the terms of the Note shall be applied by Beneficiary first in payment of amounts disbursed by Beneficiary pursuant to paragraph 9 (Protection of Beneficiary's Security), and the balance in accordance with the terms and conditions of the Note.

6. **Prior Mortgages and Deeds of Trust; Charges; Liens**. Grantor covenants that Grantor or Borrower's shall pay all taxes, assessments and other charges, fines and impositions attributable to any of the Properties which may have or attain a priority over this Deed of Trust, and leasehold payments or ground rents, if any, or, if not required to be paid in such manner, by Grantor or Borrower's making payment when due, directly to the payee thereof. Despite the foregoing, Grantor or Borrower's shall not be required to make payments otherwise required by this paragraph if Grantor or Borrower's, after notice to Beneficiary, shall in good faith contest such obligation by, or defend enforcement of such obligation in, legal proceedings which operate to prevent the enforcement of the obligation or forfeiture of the Property or any part thereof, only upon Grantor or Borrower's making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

7. **Property Insurance**. Grantor covenants that Grantor or Borrower's shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term "extended coverage" in an amount at least equal to the lesser of (1) the insurable value of the Property or (2) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as "Property Insurance".

The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Grantor or Borrower's subject to Beneficiary's right to reject the chosen carrier for reasonable cause. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Beneficiary and shall provide that the insurance carrier shall notify Beneficiary at least ten (10) days before cancellation, termination or any material change of coverage.

In the event of loss, Grantor covenants that Grantor or Borrower's shall give prompt notice to the insurance carrier and Beneficiary. Beneficiary may make proof of loss if not made promptly by Grantor or Borrower's.

Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the

Initials

excess, if any, paid to Grantor or Borrower's. If the Property is abandoned by Grantor, or if Grantor fails to respond to Beneficiary within 30 days from the date notice is given in accordance with paragraph 16 (Notice) by Beneficiary to Grantor that the insurance carrier offers to settle a claim for insurance benefits, Beneficiary is authorized to collect and apply the insurance proceeds, at Beneficiary's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) or change the amount of such installments. Notwithstanding anything herein to the contrary, if under paragraph 18 (Acceleration; Foreclosure; Other Remedies) any the Property are acquired by Beneficiary, all right, title and interest of Grantor in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Beneficiary to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

All of the rights of Grantor and Beneficiary hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

8. Preservation and Maintenance of Property. Grantor shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Grantor shall perform all of Grantor's obligations under any declarations, covenants, bylaws, rules, or other documents governing the use, ownership or occupancy of the Property.

9. Protection of Beneficiary's Security. Except when Grantor has exercised Grantor's rights under paragraph 6 above, if the Grantor fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Grantor's interest in the Property, then Beneficiary, at Beneficiary's option, with notice to Grantor if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Beneficiary's interest, including, but not limited to:

(a) any general or special taxes or ditch or water assessments levied or accruing against the Property;

(b) the premiums on any insurance necessary to protect any improvements comprising a part of the Property;

(c) sums due on any prior lien or encumbrance on the Property;

(d) if the Property is a leasehold or is subject to a lease, all sums due under such lease;

(e) the reasonable costs and expenses of defending, protecting, and maintaining the Property and Beneficiary's interest in the Property, including repair and maintenance costs and expenses, costs and expenses of protecting and securing the Property, receiver's fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of the Beneficiary or holder of the certificate of purchase;

(f) all other costs and expenses allowable by the evidence of debt or this Deed of Trust, and

(g) such other costs and expenses which may be authorized by a court of competent jurisdiction.

Grantor hereby assigns to Beneficiary any right Grantor may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

Any amounts disbursed by Beneficiary pursuant to this paragraph 9, with interest thereon at 10% per annum, shall become additional indebtedness of Grantor secured by this Deed of Trust. Such amounts shall be payable upon notice from Beneficiary to Grantor requesting payment thereof, and Beneficiary may bring suit to collect any amounts so disbursed plus interest specified herein. Nothing contained in this paragraph 9 shall require Beneficiary to incur any expense or take any action hereunder.

10. Inspection. Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property, provided that Beneficiary shall give Grantor notice prior to any such inspections specifying reasonable cause therefor related to Beneficiary 's interest in the Property.

11. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Beneficiary as herein provided. However, all of the rights of Grantor and Beneficiary hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Grantor. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Beneficiary and Grantor, in the same ratio as the amount of the sums secured by this Deed of Trust immediately prior to the date of taking bears to Grantor's equity in the Property immediately prior to the date of taking. Grantor's equity in the Property means the fair market value of the Property less the amount of sums secured by both this Deed of Trust and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

22. Grantor's Copy. Grantor acknowledges receipt of a copy of the Note and this Deed of Trust.

23. Subordination. Notwithstanding any provisions herein to the contrary, the lien of this Deed of Trust shall be subordinate to all prior liens, encumbrances, easement, restrictions, leases and covenants of record.

EXECUTED BY GRANTOR

Peter C. Gonzalez
President
Stratus Capital Corporation

By: ____________________
Peter C. Gonzalez

STATE OF COLORADO)
)SS.
COUNTY OF Denver)

The foregoing instrument was acknowledged before me this 8th day of July, 2021, by Peter C. Gonzalez.

Witness my hand and official seal.
My commission expires: 08/12/2023

GINA MADRID
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20054030311
MY COMMISSION EXPIRES AUGUST 12, 2023

Notary Public
Address: 324 S. LOCUST ST
Denver, Co 80224

ADDENDUM A – LEGAL & KNOWN ADDRESS